Exhibit A-1(b)

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P. O. Box 136, Jackson, MS 39205-0136 (601) 359-1333
Articles of Amendment

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. Type of Corporation

    X Profit Nonprofit

2. Name of Corporation

    Entergy Mississippi, Inc.

3. The future effective date is (Complete if applicable)

4. Set forth the text of each amendment adopted. (Attach page)

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself.   (Attach page)

6. The amendment(s) was (were) adopted on: 06/21/05 Date(s)

    FOR PROFIT CORPORATION (Check the appropriate box)

Adopted by         the incorporators         X    directors without shareholder
                                                                      action and shareholder action
                                                                      was not required.

FOR NONPROFIT CORPORATION (Check the appropriate box)

Adopted by         the incorporators             board of directors without
                                                                  member action and member
                                                                  action was not required.

FOR PROFIT CORPORATION

7. If the amendment was approved by shareholders

(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

Designation	No of outstanding shares	No. of votes entitled to be cast	No. of votes indisputably represented

 (b) EITHER

(i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

Voting Group	Total no. of votes cast FOR	Total no. of votes cast AGAINST

  OR

(ii) the total number of undistributed votes cast for the amendment by each voting group was

                                                                        Total no. of
Voting Group                                                  undisputed votes cast FOR the plan

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION

8. If the amendment was approved by the members

(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

Designation	No of memberships outstanding	No. of votes entitled to be cast	No. of votes indisputably represented

(b) EITHER

(i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

Voting Group	Total no. of votes cast FOR	Total no. of votes cast AGAINST

OR

(ii) the total number of undisputed votes cast for the amendment by each class was

Voting class	Total no. of undisputed votes cast FOR the amendment

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

By: Signature /s/ Steven C. McNeal (Please keep writing within blocks)

Printed Name Steven C. McNeal

Title: Vice President and Treasurer

AMENDMENT TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ENTERGY MISSISSIPPI, INC.

The Board of Directors of Entergy Mississippi, Inc., a Mississippi corporation (the "Corporation"), in order to establish a new series of Preferred Stock, adopted the following amendment to Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation. Such amendment was duly adopted by the Board of Directors of the Corporation in the manner required by the Mississippi Business Corporation Act and by the Amended and Restated Articles of Incorporation of the Corporation, and shareholder approval was not required.

A series of 1,200,000 shares of $25 Preferred Stock shall:

(a) be designated "6.25% Preferred Stock, Cumulative, $25 Par Value";

(b) have a dividend rate of $1.5625 per share per annum payable quarterly on February 1, May 1, August 1 and November 1 of each year, the first dividend date to be November 1, 2005 and such dividends to be cumulative from the date of issuance; and

(c) be subject to redemption at the price of $ 25 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption (except that no share of the 6.25% $25 Preferred Stock shall be redeemed before August 1, 2010).